UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2012

Network Equipment Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10255	94-2904044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Paseo Padre Parkway

Freemont, California 94555

(Address of Principal Executive Offices) (Zip Code)

(510) 713-7300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 19, 2012, Network Equipment Technologies, Inc. (“NET”) and Sonus Networks, Inc. (“Sonus”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of June 18, 2012, by and among NET, Sonus and Navy Acquisition Subsidiary, Inc., a direct wholly-owned subsidiary of Sonus. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Joint Press Release issued by Network Equipment Technologies, Inc. and Sonus Networks, Inc., dated June 19, 2012.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, NET plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Additionally, NET and Sonus will file other relevant materials in connection with the proposed acquisition of NET by Sonus pursuant to the terms of the Merger Agreement by and among NET, Sonus and Navy Acquisition Subsidiary, Inc. The definitive proxy statement will be sent to stockholders of NET and will contain important information about NET, Sonus, the proposed merger and related matters. Investors and security holders of NET are urged to read the definitive proxy statement and other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

NET and Sonus, and their respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NET stockholders in connection with the transactions contemplated by the Merger Agreement. Information regarding Sonus’ directors and executive officers is contained in Sonus’ Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement dated April 5, 2012, and other relevant materials filed with the SEC when they become available. Investors and security holders may obtain detailed information regarding the names, affiliations and interests of certain of NET’s executive officers and directors in the solicitation by reading NET’s most recent Annual Report on Form 10-K for the year ended March 30, 2012, its proxy statement dated July 5, 2011, and other relevant materials filed with the SEC when they become available. Information concerning the interests of NET’s participants in the solicitation, which may, in some cases, be different from those of NET’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. As of June 14, 2012, NET’s directors and executive officers beneficially owned approximately 2,287,015 shares, or 7.05%, of NET’s common stock.

The materials to be filed by NET and Sonus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from NET by contacting NET Investor Relations by e-mail at lsalvo@directir.com or by telephone at 1-510-647-8870.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK EQUIPMENT TECHNOLOGIES, INC.

Date: June 19, 2012	By:	/s/ David Wagenseller
David Wagenseller President and Chief Executive Officer

Index to Exhibits

Exhibit	Description
99.1	Joint Press Release issued by Network Equipment Technologies, Inc. and Sonus Networks, Inc., dated June 19, 2012.